EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-181627) of Discovery Gold Corporation, of our report dated August 6, 2012 relating to the consolidated financial statements of Discovery Gold Corporation as of April 30, 2012 and for the year then ended, which report appears in this Annual Report on Form 10-K of Discovery Gold Corporation.

/s/ M&K CPAS, PLLC
Houston, Texas
www.mkacpas.com

August 6, 2012